UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:  September 20, 2023

(Date of earliest event reported)

Atrion Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32982	63-0821819
(State or other jurisdiction	(Commission File	(I. R. S. Employer
of incorporation or organization)	Number)	Identification No.)

One Allentown Parkway
Allen, Texas	75002
(Address of principal executive offices)	(Zip Code)

(972) 390-9800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.10 per share	ATRI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2023, the Board of Directors of Atrion Corporation (the “Company”) approved an increase the total number of directors constituting the Board of Directors from five to six and elected Jeannette Bankes to serve as a member of the Board of Directors of the Company as a Class III director, effective immediately, with her term to expire at the 2025 annual meeting of stockholders. The Board of Directors has determined that Ms. Bankes is an independent director within the meaning of The Nasdaq Stock Market LLC listing rules.

As a non-employee director, Ms. Bankes will participate in the Company’s previously disclosed director compensation program, as described in the “Director Compensation” section of the Company’s proxy statement for the 2023 annual meeting of stockholders of the Company, which was filed with the Securities and Exchange Commission (the “Commission”) on April 10, 2023. Annual cash compensation and stock awards will be pro-rated from the date of Ms. Bankes’ election to the Board of Directors.

In connection with Ms. Bankes’ election to the Board of Directors, the Company is entering into an indemnification agreement (the “Indemnification Agreement”) with Ms. Bankes which is substantially the same as the indemnification agreements to which all of the other members of the Board of Directors are parties. The Indemnification Agreement provides for the indemnification by the Company for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against Ms. Bankes in connection with her status or service as a member of the Board of Directors and to advance her expenses incurred as a result of any proceeding for which she may be entitled to indemnification. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is filed as Exhibit 10v to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 which was filed with the Commission on March 12, 2012.

There are no arrangements or understandings between Ms. Bankes and any other person pursuant to which Ms. Bankes was elected as a director of the Company. There are no transactions in which Ms. Bankes had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01. Regulation FD Disclosure.

A copy of the press release issued by the Company to announce the election of Ms. Bankes as a director is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

Exhibit No.	Description
99.1	Press release dated September 20, 2023 issued by the Company announcing the election of Jeannette Bankes as a director.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRION CORPORATION

Date: September 20, 2023	By:	/s/ Cindy Ferguson
Cindy Ferguson Vice President and Chief Financial Officer, Secretary, and Treasurer